Exhibit 99.1

General Moly Announces Pre-Feasibility Study on Liberty Project Indicating an Estimated Net Present Value of $538 Million

LAKEWOOD, Colo.--(BUSINESS WIRE)--November 15, 2011--General Moly, Inc. (the "Company") (NYSE Amex and TSX: GMO) announced the completion of an updated Pre-Feasibility Study of its 100%-owned Liberty project, which estimates production, capital and operating cost parameters along with project economics. A NI 43-101 compliant report containing further information on the Liberty project will be filed on SEDAR.

Highlights of the Pre-Feasibility Study include:

  Two project development scenarios including an optimized scenario (the "Unconstrained Model") that disturbs federal Bureau of Land Management ("BLM") land within the first year of development and a second scenario (the "Constrained Model") limiting disturbance to private land for the initial three years of production. The goal of the Constrained Model is to initiate operations and accelerate project cash flow while allowing time to complete federal permitting;
  After-tax, Net Present Value ("NPV") of $538 million for the Unconstrained model, discounted at 8%;
  Internal Rate of Return ("IRR") of 19.7% and capital payback of 3.8 years from initial production for the Unconstrained model;
  Anticipated molybdenum production of approximately 20 million pounds per year and anticipated copper production of approximately 17 million pounds per year on average over the first five years for the Unconstrained model;
  Anticipated molybdenum cash costs, inclusive of copper byproduct credits, of $5.71 per pound over the first five years for the Unconstrained model;
  Anticipated average mill grades of 0.094% molybdenum and 0.101% copper over the first five years for the Unconstrained model;
  598 million pounds of molybdenum and 534 million pounds copper estimated to be produced over a 42 year mine life including 26 years of primary mining and 16 years of low-grade production for the Unconstrained model; and
  Estimated initial capital expenditures of $556 million (in 2011 dollars), excluding working capital and bonding requirements for the Unconstrained model.

Bruce D. Hansen, Chief Executive Officer, said, "I am very pleased with the outcome of the Liberty pre-feasibility study update. Our Liberty project continues to represent a world-class moly property and one that provides General Moly shareholders with a significant growth profile as we continue to focus on building the world's largest publicly-traded primary moly company. While our immediate focus remains on finalizing the Mt. Hope project's permitting and financing, our team will also advance Liberty toward production.

"Although we used a $2.50 per pound copper price assumption in our resource and economic models , I should note that at current copper prices near $3.50 per pound, operating costs at Liberty would be below $5 per pound moly over the first five years of operations and the project's NPV would increase to approximately $630 million, or $5.71 per fully-diluted share (including shares anticipated to be issued to Hanlong), which is over 60% higher than our current share price, completely ignoring the $1.2 billion Net Present Value of Mt. Hope."

The Pre-Feasibility Study was completed by M3 Engineering & Technology Corp with supporting work from Independent Mining Consultants (IMC).

MOLYBDENUM AND COPPER PRODUCTION RATES

Based on the Unconstrained model, the Liberty project is anticipated to produce an average of 20.4 million pounds of moly and 16.7 million pounds of copper over the initial five years of operations and 18.7 million pounds of moly and 17.2 million pounds of copper over the first ten years of operations. Additional operating parameters for both mine scenarios are provided in the table below.

Unconstrained Scenario	5 Years	10 Years	20 Years	LOM
Average Mo Mill Grade (%)	0.094	0.087	0.085	0.068
Average Cu Mill Grade (%)	0.101	0.103	0.102	0.077
Mill Mo Recovery (%)	82.9	82.4	83.8	78.8
Mill Cu Recovery (%)	66.7	66.7	66.7	66.7
Roaster Mo Recovery (%)	99.2	99.2	99.2	99.2
Molybdenum (Million lbs)	20.4	18.7	18.8	14.2
Copper (Million lbs)	16.7	17.2	17.1	12.7
Constrained Scenario
Average Mo Mill Grade (%)	0.086	0.084	0.083	0.068
Average Cu Mill Grade (%)	0.101	0.090	0.103	0.077
Mill Mo Recovery (%)	78.1	80.5	82.9	78.9
Mill Cu Recovery (%)	66.7	66.7	66.7	66.7
Molybdenum (Million lbs)	17.8	17.8	18.2	14.2
Copper (Million lbs)	16.8	15.1	17.4	12.7

PROJECT ECONOMICS

Baseline project economics for both scenarios were calculated using $15 per pound molybdenum and $2.50 per pound copper prices.

The Liberty project remains more sensitive to changes in moly prices than to changes in copper prices. Below is a table illustrating the NPV in millions of US dollars calculated at a variety of molybdenum and copper prices. All figures are calculated at an 8% discount rate.

Unconstrained Model
		Moly Prices
		$10.00	$12.50	$15.00	$17.50	$20.00
Copper Prices	$1.50	($118)	$169	$442	$710	$973
	$2.00	($65)	$218	$490	$758	$1,019
	$2.50	($12)	$267	$538	$805	$1,065
	$3.00	$40	$316	$586	$851	$1,019
	$3.50	$91	$365	$634	$897	$1,154

Constrained Model
		Moly Prices
		$10.00	$12.50	$15.00	$17.50	$20.00
Copper Prices	$1.50	($170)	$114	$384	$639	$891
	$2.00	($118)	$164	$430	$684	$936
	$2.50	($67)	$212	$476	$729	$980
	$3.00	($15)	$260	$521	$773	$1,024
	$3.50	$36	$307	$565	$817	$1,068

CAPITAL AND OPERATING COSTS

Constructing the Liberty project is anticipated to cost approximately $556 million (2011 dollars) for the Unconstrained model and $573 million for the Constrained mode. Other indirect capital costs include working capital requirements, reclamation bonding requirements of approximately $14 million, and $6 million payment due to the Liberty property's previous owner upon commencement of mining operations. Capital costs have increased from the April 2008 Pre-Feasibility Study primarily as a result of industry cost inflation. The entire difference in capital estimates between the two models relates to increased pre-production stripping in the Constrained model to stay within the private land boundary. The capital estimate is broken out below.

Mine Equipment	$104,018
Plant	252,687
Roaster	41,857
EPCM	46,138
Contingency	55,701
Pre-production Stripping	33,487
Owners Cost	39,476
Sub-Total	$573,363
Final Property Purchase	6,000
Reclamation Bond	13,691
Pre-paid Power	8,000
Total	$601,054

The capital estimate contains nearly $57 million (including a proportion of contingency, EPCM and Owners' Cost) for the construction of a molybdenum roaster capable of roasting 23 million pounds annually. Roasting costs of $0.42 per pound molybdenum are included in operating costs listed below. As with Mt. Hope, constructing a roasting facility rather than toll roasting the molybdenum concentrate is anticipated to be a NPV positive investment, but the Company will make a final investment decision based on the evaluation of future market conditions and toll roasting availability and costs.

Sustaining capital for the Liberty project is anticipated to be $309 million over the life of the mine, primarily reflecting mining equipment replacement and ongoing tailings dam expansions.

Total cash costs for the Unconstrained model are anticipated to average $5.71 per pound and $6.05 per pound over the first 5 and 10 years of operations, respectively, net of byproduct credits. For the Constrained model, cash costs are anticipated to average $6.65 per pound and $6.74 per pound over the first 5 and 10 years of operations, respectively, net of byproduct credits. Additional information on operating costs are presented in the table below.

Unconstrained Model ($/lb)	5 Years	10 Years	20 Years	LOM
Mining Cost	$3.00	$3.18	$3.07	$2.74
Milling Cost	3.43	3.74	3.73	4.83
Roasting Cost	0.42	0.42	0.42	0.42
Laboratory Cost	0.07	0.08	0.08	0.11
Copper TCRCs	0.29	0.33	0.32	0.32
Mine G&A	0.55	0.60	0.60	0.70
Copper Credit	(2.05)	(2.29)	(2.28)	(2.24)
Total Cash Cost	$5.71	$6.05	$6.05	$6.98
Constrained Model ($/lb)	5 Years	10 Years	20 Years	LOM
Mining Cost	$3.61	$3.49	$3.12	$2.72
Milling Cost	3.92	3.94	3.85	4.83
Roasting Cost	0.42	0.42	0.42	0.42
Laboratory Cost	0.08	0.08	0.08	0.11
Copper TCRCs	0.34	0.30	0.34	0.32
Mine G&A	0.63	0.63	0.62	0.70
Copper Credit	(2.36)	(2.12)	(2.39)	(2.23)
Total Cash Cost	$6.65	$6.74	$6.15	$6.96

Anticipated mining costs on a per ton ore basis are presented in the table below.

Unconstrained Model ($/st ore)	5 Years	10 Years	20 Years	LOM

Mining Cost	$4.73	$4.55	$4.39	$3.02
Milling Cost	5.39	5.36	5.34	5.33
Roasting Cost	0.66	0.60	0.60	0.46
Laboratory Cost	0.12	0.11	0.11	0.12
Copper TCRCs	0.46	0.47	0.46	0.35
Mine G&A	0.86	0.86	0.85	0.78
Copper Credit	(1.68)	(2.11)	(2.07)	(2.00)
Total Cost per Ton Ore	$10.54	$9.84	$9.69	$8.06
Constrained Model ($/st ore)	5 Years	10 Years	20 Years	LOM
Mining Cost	$4.97	$4.74	$4.33	$3.00
Milling Cost	5.39	5.36	5.34	5.33
Roasting Cost	0.58	0.57	0.58	0.46
Laboratory Cost	0.12	0.11	0.11	0.12
Copper TCRCs	0.46	0.41	0.47	0.35
Mine G&A	0.86	0.86	0.85	0.78
Copper Credit	(2.22)	(1.80)	(2.28)	(2.00)
Total Cost per Ton Ore	$10.15	$10.26	$9.40	$8.05

MINERAL RESERVES AND RESOURCES

In accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators, the Company has delineated proven and probable reserves and indicated mineral resources. Liberty's reserves and resources, as determined in accordance with National Instrument 43-101, are illustrated in the tables below. These tables reflect immaterial changes to the Mineral Reserves announced by the Company in October 2011 based on further refinement of the consultant's model.

Mineral Reserves, NI 43-101 Definitions
Category	Ktons	Total Mo Grade (%)	Total Cu Grade (%)	Lbs Moly Contained (millions)	Lbs Cu Contained (millions)
Proven	136,308	0.090	0.06	245	164
Probable	405,122.061		0.09	494	729
Proven & Probable	541,430	0.068	0.08	739	893

Notes:

1) Cutoff Grade Equivalent Moly Grade of 0.020%. Equivalent Moly Grade = Recovered Moly Grade + .126 x Copper Grade.

2) Mineral Reserves are based on the total of all Proven and Probable material planned for processing with the mine plan based on $12.00/lb Mo and $2.50/lb Cu.

3) Mineral Resources based on Measured, Indicated and Inferred contained within a floating cone pit at $15.00/lb Mo and $2.50/lb Cu.

4) Table figures may not add due to rounding

5) Mineral resources contain mineral reserves

6) Tons are U.S. short tons

Mineral Resources, NI 43-101 Definitions, Mineral Resources Contain the above Mineral Reserves
Category	Ktons	Total Mo Grade (%)	Total Cu Grade (%)	Lbs Moly Contained (millions)	Lbs Cu Contained (millions)
Measured	139,519	0.090	0.06	251.1	167.4
Indicated	507,105	0.059	0.08	598.4	811.4
Measured & Indicated	646,624	0.066	0.08	849.5	978.8
Inferred	252,647	0.040	0.13	202.1	656.9

John Marek, President of Independent Mining Consultants from Tucson, Arizona, and a Registered Professional Engineer (Arizona and Colorado), is the Qualified Person responsible for resource modeling and mine planning pertaining to the Liberty project and has reviewed the applicable scientific and technical information set out in this news release. M3 Engineering & Technology Corp is the primary author of the NI 43-101 report and has reviewed this news release.

ABOUT THE LIBERTY PROJECT

The Liberty project has significant infrastructure already in place, including a truck shop, offices, tailings dam and an open pit. The site is accessed through paved roads, has fully permitted water rights, and sits adjacent to utility power. The previous mining operations, by Anaconda and Cyprus, provide significant operating history used to validate mining and metallurgical performance. The site is largely on privately held ground, has no royalties, and as such provides an opportunity for initial permitting under Nevada State agencies, potentially avoiding more lengthy federal upfront permitting. Federal permits will be required to fully exploit the mineral potential due to BLM holdings near the open pit and stockpiles .

Baseline environmental studies are currently in progress to prepare permit applications under either Nevada State or federal permitting regulations. This early initiation of baseline studies allows for economic optimization under two mine alternative development scenarios considered in the study. The State permitting option allows for sooner development of the project but higher initial capital and operating costs. This flexibility creates a project that can be timed to take advantage of market conditions.

* * * *

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project, that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

Cautionary Note to U.S. Investors Concerning Estimates of Reserves and Resources

Calculations with respect to "proven reserves" and "probable reserves" referred to above have been made in accordance with, and using the definitions of National Instrument 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, the U.S. SEC applies a different standard in order to classify mineralization as a "reserve". Under SEC standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally extracted or produced at the time the reserve determination is made. No such determinations have been made with respect to any mineralization at the Liberty project, and it cannot be assured that such a determination will be made. This release also uses the terms “measured”, “indicated” and “inferred” resources. We caution U.S. investors that while such terms are recognized and required by Canadian Securities Administrators pursuant to the National Instrument 43-101, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part of or all mineral deposits in these categories will ever be converted into reserves. “Inferred Resources”, in particular, have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian Securities Administration rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.

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CONTACT:
General Moly
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Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
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zspencer@generalmoly.com
Website: http://www.generalmoly.com
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info@generalmoly.com